Exhibit 99.1

Ceridian Announces Preliminary Financial Results for First Quarter 2018

Full First Quarter 2018 Financial Results to be Announced on May 22, 2018

Minneapolis, MN, May 9, 2018 – Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management software company, announced today preliminary financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Preliminary Results

•	Cloud revenue increased 38.0% to $125.2 million from $90.7 million in the first quarter of 2017.

•	Total HCM revenue, which includes revenue from both Cloud and Bureau solutions, increased 11.8% to $187.2 million; and total revenue, which includes revenue from both the HCM and Lifeworks segments, increased 11.7% to $208.9 million from $187.0 million in the first quarter of 2017

•	Excluding the effect of foreign currency fluctuations, Cloud revenue increased 35.6%, and total revenue increased 9.9%.

•	HCM operating profit increased to $27.3 million from $10.9 million, and total operating profit increased to $26.4 million from $12.2 million in the first quarter of 2017.

•	Pretax income was $4.2 million as compared to a pretax loss of $9.2 million in the first quarter of 2017.

•	HCM Adjusted EBITDA was $43.6 million, an increase of 39.7% compared to $31.2 million in the first quarter of 2017; and HCM Adjusted EBITDA margin increased to 23.3% from 18.6%, in the first quarter of 2017.

•	3,154 Dayforce customers were live on the Dayforce platform at the end of the first quarter of 2018, an increase of 674 customers as compared to 2,480 Dayforce customers at the end of the first quarter of 2017.

First Quarter 2018 Conference Call

Ceridian will host a conference call on May 22, 2018 at 8:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2018. The conference call can be accessed by dialing 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International). Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at http://investors.ceridian.com.

The conference call replay will be available from 11:00 a.m. Eastern Time on May 22, 2018, through May 29, 2018, by dialing 1-844-512-2921 (U.S. & Canada), or 1-412-317-6671 (International). The replay passcode will be 13679199.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

For more information, contact:

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Use of Non-GAAP Financial Measures

The following table reconciles HCM operating profit to HCM Adjusted EBITDA for the periods presented:

	Three Months ended March 31,
	2018	2017
	(Dollar in millions)
HCM operating profit	$27.3	$10.9
Depreciation and amortization	13.9	13.1

HCM EBITDA from continuing operations (1)	41.2	24.0
Sponsorship management fees (2)	0.5	0.5
Intercompany foreign exchange loss (gain)	(2.8)	0.8
Share-based compensation (3)	2.7	4.2
Severance charges (4)	1.9	1.9
Restructuring consulting fees (5)	0.1	(0.2)

HCM Adjusted EBITDA	$43.6	$31.2

(1)	We define HCM EBITDA from continuing operations as HCM net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.
(2)	Represents expenses related to our management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC (“THLM”) and Cannae.
(3)	Represents the share-based compensation adjustment only for our HCM segment.
(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated, resulting primarily from the shift of business from our Bureau solutions to our Cloud solutions.
(5)	Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of indebtedness, issuance of equity interests, or refinancing.

We believe that HCM Adjusted EBITDA and HCM Adjusted EBITDA margin, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define HCM Adjusted EBITDA as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, LifeWorks EBITDA, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and environmental reserve charges. HCM Adjusted EBITDA margin is determined by calculating the percentage HCM Adjusted EBITDA is of Total HCM Revenue. Management believes that HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are helpful in highlighting management performance trends because HCM Adjusted EBITDA and HCM Adjusted EBITDA margin exclude the results of decisions that are outside the control of operating management.

Our presentation of HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are intended as supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin should not be considered as alternatives to operating income (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with U.S. GAAP, or as measures of operating cash flows or liquidity. Our presentation of HCM Adjusted EBITDA and HCM Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by these items. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are not defined under U.S. GAAP, are not measures of net income, operating income, or any other performance measures derived in accordance with U.S. GAAP, and are subject to important limitations. Our use of the terms HCM Adjusted EBITDA and HCM Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with U.S. GAAP.

HCM Adjusted EBITDA and HCM Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect the impact of share-based compensation upon our results of operations;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; and

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect our income tax expense or the cash requirements to pay our income taxes.

In evaluating HCM Adjusted EBITDA and HCM Adjusted EBITDA margin, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue growth in a constant currency to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations. We calculate percentage change in revenue on a constant currency basis by applying a fixed 1.30 Canadian dollar to 1 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars and 0.75 British pound sterling to 1 U.S. dollar foreign exchange rate to revenues originally booked in British pound sterling for all applicable periods.